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Exhibit 10.30

AMENDMENT NO.2

TO THE DISTRIBUTION & INVENTORY MANAGEMENT

SERVICES AGREEMENT

        THIS AMENDMENT NO. 2, dated as of November 6, 2007 (the "Amendment"), by and between McKesson Corporation, a Delaware corporation with its principal place of business located at One Post Street, San Francisco, CA 94104-5296 ("McKesson"), and Prometheus Laboratories Inc. ("Prometheus"), amends the Distribution & Inventory Management Services Agreement, dated as of May 1st, 2004 and amended on December 10, 2004 by and between McKesson and Prometheus, as follows (unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Agreement):

  1.
  Addition of a New Product NDC# to the Agreement

        The Agreement shall be amended to expand the Exhibit A Products section to include two (2) new NDC Product #'s as follows:

Current NDC#	Product Description
00173-0738-00	Lotronex (alosetron hydrochloride) 0.5mg Tablets—30ct bottle
00173-0690-05	Lotronex (alosetron hydrochloride) 1.0mg Tablets—30ct bottle
  2.
  Article 3.1 shall be stricken in its entirety and replaced with the following

        Term and Termination. This Agreement shall remain in full force and effect until December 31st, 2009. Thereafter, this Agreement will automatically renew for subsequent one year periods ("Renewal Term") unless terminated by either party as set forth below. This Agreement may be terminated by either party upon a material breach of the Agreement by the other party so long as the terminating party has provided the other party with 45 (45) days prior written notice of its intent to terminate and such material breach has not been cured during such forty-five (45) day period. This Agreement may be terminated without cause by either party at any time during any subsequent Renewal Term with sixty (60) days prior written notice to the other party.

        All other Terms and Conditions of the Agreement, except as specifically amended herein, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be duly executed as of the date first set forth above.

MCKESSON CORPOPRATION	PROMETHEUS LABORATORIES INC.
/s/ MARK MILLER Name: Mark Miller Title: VP Procurement Services	/s/ JOSEPH M. LIMBER Name: Joseph M. Limber Title: President and Chief Executive Officer

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  Exhibit 10.30